                         COMBINED CONSENT AND REPORT OF
                       INDEPENDENT ACCOUNTANTS ON SCHEDULE





To the Board of Directors
SysComm International Corporation and Subsidiaries
Hauppauge, New York




The audits referred to in our report on page F-2 included the related financial statement schedule on page S-2 as of September 30, 1996, and for each of the years in the three-year period ended September 30, 1996, included in this Form S-1. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.




ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C.


Hauppauge, New York
May 30, 1997

               SYSCOMM INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS



                                                                               Additions
                                                                       --------------------------
                                                         Balance at    (1) Charged    (2) Charged                  Balance
                                                         Beginning     to Costs and     to Other                    at End
              Deducted from Assets                       of Period       Expenses       Accounts     Deductions    of Period
--------------------------------------------------       ----------    ------------   ------------   ----------    ---------
     Allowance for Doubtful Accounts:
       Year ended September 30, 1994                     $ 103,000     $ 271,457      $     -0-       $ 374,457(a)  $     -0-
       Year ended September 30, 1995                           -0-        50,000            -0-             -0-        50,000
       Year ended September 30, 1996                        50,000       107,273            -0-          93,427(a)     63,846
       Six months ended March 31, 1997 (unaudited)          63,846        95,000            -0-          44,719(a)    114,127

     Allowance for Sales Returns:
       Year ended September 30, 1994                     $     -0-     $     -0-      $     -0-       $     -0-     $     -0-
       Year ended September 30, 1995                           -0-       125,000            -0-             -0-       125,000
       Year ended September 30, 1996                       125,000           -0-            -0-          87,611(a)     37,389
       Six months ended March 31, 1997 (unaudited)          37,389           -0-            -0-             -0-        37,389

     Allowance for Net Unrealized Losses
       on Marketable Equity Securities:
       Year ended September 30, 1994                     $     -0-     $     -0-      $ 382,500(b)    $     -0-     $ 382,500
       Year ended September 30, 1995                       382,500           -0-        337,500(b)          -0-       720,000
       Year ended September 30, 1996                       720,000           -0-        123,750(b)      843,750(d)        -0-
       Six months ended March 31, 1997 (unaudited)             -0-           -0-            -0-              90(c)        (90)

     (a)  Amounts written off, net of recoveries.
     (b) Net unrealized loss on marketable equity securities recorded in stockholders' equity.
     (c) Net unrealized gain on marketable equity securities recorded in stockholders' equity.
     (d)  Net realized loss on marketable equity securities.



                                       S-2